UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 26, 2023

BM TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38633	82-3410369
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 King of Prussia Road, Suite 650

Wayne, PA 19087

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (877) 327-9515

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	BMTX	NYSE American LLC
Warrants to purchase Common Stock	BMTX.W	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05 Costs Associated with Exit Disposal Activities.

On January 26, 2023, and in connection with its previously announced near-term strategy to focus on being an innovative, efficient, risk oriented Fintech with a sponsor bank model, BM Technologies, Inc. (the “Company”) committed to a targeted Profit Enhancement Plan (the “Plan”) that is intended to reduce operating costs, improve operating margins, improve operating cash flow, and continue advancing the Company’s ongoing commitment to profitable growth and continued innovation, and direct the Company’s resources toward its best opportunities.

Included within the Plan is a targeted reduction of the Company’s employee workforce of approximately 25% as compared to its headcount at December 31, 2022. This workforce reduction is in addition to targeted spend reduction and service provider rationalization. The Company expects the actions necessary to attain these cost reductions will be substantially completed by June 30, 2023.

The Company estimates that it will incur $1.5 million to $3.0 million in charges in connection with the Plan, substantially all of which are expected to be incurred in the first quarter of 2023. The charges and timing of such charges described above are preliminary estimates based on the Company’s current expectations, are subject to a number of assumptions and risks, and actual results may differ materially from such estimates.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Transition of Various Officers

On January 26, 2023, the Company elected Jamie Donahue, the Company’s Executive Vice President and Chief Technology Officer, as the Company’s President. Mr. Donahue has been in his current position with the Company since 2020. He has a 25-year career in financial services, starting at ADP Brokerage before it spun out in 1998 to create a company called BISYS, which was ADP’s entry into the banking system. He also served in senior positions at Finastra as well as First Republic Bank before joining the Company. In his new position as President, Mr. Donahue will be responsible for leading the entire information technology, operations, product and program management, and sales teams as the Company pivots its strategy to ensure sustainable growth and profitability into the future as a leader in embedded finance and Banking-as-a-Service. Mr. Donahue’s new compensation arrangements associated with his transition to the position as President have not been finalized and, therefore, are not available at this time. In accordance with Instruction 2 to Item 2.05 of Form 8-K, the Company will timely file an amendment to this Current Report on Form 8-K after that information becomes available.

Effective January 26, 2023, the Company transitioned Robert Ramsey, the Company’s Chief Financial Officer, from that position to a new corporate development role. Mr. Ramsey’s new compensation arrangements associated with his transition have not been finalized and, therefore, are not available at this time. In accordance with Instruction 2 to Item 2.05 of Form 8-K, the Company will timely file an amendment to this Current Report on Form 8-K after that information becomes available.

Concurrent with the transition of Mr. Ramsey, the Company elected James Dullinger, the Company’s Chief Accounting Officer, to the additional position of Chief Financial Officer. Mr. Dullinger has been in his current position with the Company since March 2022. Prior to joining the Company, he served for more than two years as Chief Financial Officer at a publicly traded provider of Internet of Things (IoT) services and technologies. Previously, Mr. Dullinger served for more than 14 years in senior accounting and finance leadership roles at several publicly traded and private equity owned startup and middle-market technology, e-commerce, and investment services companies. Mr. Dullinger began his career in public accounting with 10 years of combined experience at PwC and KPMG, providing audit and other assurance services to complex publicly traded companies operating within the banking and investment services industries. A Certified Public Accountant (PA), he holds an MBA from Georgetown University McDonough School of Business and a BBA in Accounting from Temple University. Mr. Dullinger’s new compensation arrangements associated with his transition to the position as Chief Financial Officer have not been finalized and, therefore, are not available at this time. In accordance with Instruction 2 to Item 2.05 of Form 8-K, the Company will timely file an amendment to this Current Report on Form 8-K after that information becomes available.

Appointment of Board Member

On January 27, 2023, the Board of Directors (the “Board”) of the Company appointed Raj Singh to serve as a Board member until the Company’s next annual meeting of shareholders. Mr. Singh was appointed to fill a vacancy on the Board that resulted from an increase in the size of the Board from seven to eight members. Mr. Singh will participate in the current director compensation arrangements generally applicable to the Company’s non-employee directors as described in the Company’s Proxy Statement filed in connection with the 2022 Annual Meeting of Shareholders.

There are no arrangements or understandings between Mr. Singh and other persons pursuant to which he was selected as a director. No determination has been made at this time as to any Board committees on which Mr. Singh will serve. The Board’s Nominating and Corporate Governance Committee determined Mr. Singh to be independent for purposes of NYSE listing standards. Mr. Singh has not engaged in any transaction with the Company that would be reportable as a related party transaction under Item 404(a) of Securities and Exchange Commission Regulation S-K.

Mr. Singh worked in the investment banking practice of Raymond James for more than 20 years, including most recently as Vice Chairman – Investment Banking from 2017 to 2023. During his career, Mr. Singh managed over 150 investment banking transactions, including M&A transactions, debt and equity financings, balance sheet recapitalizations, in and out-of-court restructurings, financial opinions, and valuations. Mr. Singh’s expertise includes working effectively with companies requiring significant organizational changes to achieve success and overcome financial, industry, and market challenges. Mr. Singh holds FINRA Series 7 and 63 licenses in addition to being a Certified Public Accountant (NJ inactive). He earned an MBA from the University of North Carolina at Chapel Hill and a BS in Accounting from Rutgers University.

Item 7.01 Regulation FD Information.

Press Release

On January 30, 2023, the Company issued the press release that is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Forward Looking Statements

This Current Report on Form 8-K and the press release furnished as Exhibit 99.1 hereto, contain forward looking statements, including, but not limited to, statements related to the expected benefits of and timing of completion of the Plan, and the expected costs and charges of the Plan. Words such as “expects,” “anticipates,” “aims,” “projects,” “intends,” “plans,” “believes,” “estimates,” “seeks,” “assumes,” “may,” “should,” “could,” “would,” “foresees,” “forecasts,” “predicts,” “targets,” “commitments,” and variations of such words and similar expressions are intended to identify such forward looking statements. We caution you that the foregoing may not include all the forward looking statements made in this Form 8-K.

These forward looking statements are based upon the Company’s current plans, assumptions, beliefs, and expectations. Forward looking statements are subject to the occurrence of many events outside of the Company’s control. Actual results and the timing of events may differ materially from those contemplated by such forward looking statements due to numerous factors that involve substantial known and unknown risks and uncertainties. These risks and uncertainties include, among other things, the risk that the restructuring costs and charges may be greater than anticipated; the risk that the Company’s restructuring efforts may adversely affect the Company’s internal programs and the Company’s ability to recruit and retain skilled and motivated personnel, and may be distracting to employees and management; the risk that the Company’s restructuring efforts may negatively impact the Company’s business operations and reputation with or ability to serve customers; the risk that the Company’s restructuring efforts may not generate their intended benefits to the extent or as quickly as anticipated; and other risks and uncertainties included in the Company’s reports on Forms 10-K, 10-Q, and 8-K and in other filings the Company makes with the Securities and Exchange Commission from time to time, available at www.sec.gov.

Forward looking statements should be considered in light of these risks and uncertainties. Investors and others are cautioned not to place undue reliance on forward looking statements. All forward looking statements contained herein speak only as of the date hereof. The Company assumes no obligation and does not intend to update these forward looking statements, except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated January 30, 2023 (furnished only).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BM Technologies, Inc.

Dated: January 30, 2023	By:	/s/ Luvleen Sidhu
Luvleen Sidhu
Chief Executive Officer

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